UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2017

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 8, 2017, Noble Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and MUFG Securities Americas, Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale of $600,000,000 aggregate principal amount of the Company’s 3.850% Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of the Company’s 4.950% Notes due 2047 (the “2047 Notes” and together with the 2028 Notes, the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-209573) which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on February 17, 2016. The terms of the Notes are further described in the Company’s prospectus supplement dated August 8, 2017, as filed with the SEC under Rule 424(b)(2) of the Act on August 10, 2017. The closing of the sale of the Notes is expected to occur on August 15, 2017, subject to customary closing conditions. The Notes are unsubordinated and unsecured obligations of the Company. The net proceeds from the sale of the Notes, after deducting the underwriting discounts and estimated offering expenses, are expected to be approximately $1.1 billion.

The Company intends to use the net proceeds from the offering, together with cash on hand or available liquidity, to purchase or redeem all of the Company’s outstanding $1 billion aggregate principal amount of its 8.25% senior notes due 2019 pursuant to a tender offer or redemption, including fees and expenses related to the tender offer or redemption.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Several of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions for those transactions.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished as part of this current report on Form 8-K

1.1
Underwriting Agreement, dated as of August 8, 2017, among Noble Energy, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives of the several underwriters named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	August 10, 2017	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of August 8, 2017, among Noble Energy, Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives of the several underwriters named therein.